Exhibit 99.1

                                 PRESS RELEASE



FOR IMMEDIATE RELEASE                      CONTACT:

Titanium Metals Corporation               J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300                 Vice President-Finance & Treasurer
Denver, Colorado  80202                   303-296-5600


                            TIMET DECLARES DIVIDEND


     DENVER, COLORADO . . . May 12, 1999 . . . Titanium Metals Corporation (NYSE:TIE) announced today that its board of directors, at the board's annual meeting, declared a regular quarterly dividend of four cents ($0.04) per share of common stock, payable on June 15, 1999 to stockholders of record as of the close of business on June 1, 1999.

     In addition, TIMET announced that at the annual meeting of stockholders, TIMET stockholders re-elected J. Landis Martin, Joseph S. Compofelice, Andrew R. Dixey, Edward C. Hutcheson, Jr., Glenn R. Simmons and General Thomas P. Stafford as directors.

     Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products.
Information on TIMET is available on the World Wide Web at http://www.timet.com/.
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